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Exhibit 10.1

CONFORMED COPY

HUNTSMAN
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended through the Sixth Amendment)

HUNTSMAN
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN is effective as of January 1, 1996 except as otherwise provided in this Plan.

ARTICLE I

NAME

        1.1    Name.    The Plan shall be known as "THE HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN" and is hereinafter sometimes referred to as the "Plan".

ARTICLE II

PURPOSE

        2.1    Purpose.    This Plan herein set forth has been created for the primary purpose of providing benefits for certain key employees that cannot be provided under the Huntsman Defined Benefit Pension Plan, the Huntsman Money Purchase Pension Plan and the Huntsman Salary Deferral Plan because of certain limitations of current law and plan design. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and shall be administered as such.

ARTICLE III

DEFINITIONS

        When used herein, the following words shall have the meanings indicated, unless the context clearly indicates otherwise:

        3.1    Affiliate.    The word "Affiliate" means (i) a corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes an Employer, provided that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" in Section 1563(a)(1) of the Code, and (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code and regulations thereunder) with an Employer.

        3.2    Beneficiary.    The word "Beneficiary" shall mean the person or persons entitled to receive benefits upon the death of a Member under this Plan.

        3.3    Change of Control.    The words "Change of Control" shall mean the replacement within any twelve (12) month period of fifty percent (50%) or more of the members of the Board of Directors of the Employer followed within twelve (12) months by the termination of employment with the Employer of twenty percent (20%) or more of the Members of this Plan. A transfer of an employee to an Affiliate of the Employer is not a termination of employment for purposes of this Plan (even if the Affiliate is not participating in this Plan). Notwithstanding the foregoing, no Change of Control shall occur with respect to an Employer if there has been no material change in the ownership of the stock of the Employer after application of the attribution rules of Code Section 318.

        3.4    Code.    The word "Code" shall mean the Internal Revenue Code of 1986, as amended.

        3.5    Commencement Date.    The words "Commencement Date" shall mean the date selected by the Member on his/her initial election form from among the following:

        (a)   The Termination Date; or

        (b)   First day of the year following the year containing the Termination Date.

If no election is properly made, the Commencement Date shall be the Termination Date.

        The Member may change the Commencement Date by submitting an election form to the Plan Administrator specifying a Commencement Date, provided, however, such election shall not be effective unless:

        (i)    the Plan Administrator, in its sole discretion, approves the proposed Commencement Date; and

        (ii)   the election form is received by the Plan Administrator at least 30 days before the proposed Commencement Date.

        3.6    Compensation.    The word "Compensation" has the following meaning:

          (a)   "Compensation" shall mean the total of all amounts paid by the Employer by reason of services performed by the Member, including any amount of Annual General Bonus Program Pay and Discretionary Target Bonus Program Pay.

          (b)   Notwithstanding the foregoing, the Member's Compensation shall be determined without taking into account any of the following:

            (1)   Contributions or payments by the Employer for or on account of the Member under any employee benefit plan, including but not limited to any qualified pension plan and any health or welfare plan;

            (2)   Compensation that is not subject to employer income tax withholding under Code Section 3402 (or any successor thereof);

            (3)   Income caused by the exercise of stock options;

            (4)   Income attributable to benefits received under any long term disability plan maintained by the Company; and

            (5)   Automobile, moving or entertainment allowances; special recognition award amounts; reimbursements for medical, professional or transportation expenses; excess group term life insurance coverage or other life insurance coverage; tuition refunds; expense reimbursements and other fringe benefits including such things as physical exams and service awards.

          (c)   Notwithstanding the foregoing, a Member's Compensation shall include contributions made on behalf of the Member under a salary reduction agreement to any plan of the Employer qualifying under Code Sections 125, 401(k), or 408(k), and any amounts earned during the applicable month but deferred at the election of the Member pursuant to the terms of the Huntsman Supplemental Salary Deferral Plan.

        3.7    Defined Benefit Pension Plan.    The words "Defined Benefit Pension Plan" mean the defined benefit pension plan of the Employer in which the Member is participating.

        3.8    Defined Benefit Pension Plan Member.    The words "Defined Benefit Pension Plan Member" shall mean any Member of this Plan who is participating in the Defined Benefit Pension Plan.

        3.9    Defined Benefit Pension Plan Past Service.    The words "Defined Benefit Pension Plan Past Service" mean the service with a predecessor employer of a Member for which the Board of Directors of the Employer grants credit under this plan.

        3.10    Disability.    The word "Disability" shall mean any medically determinable physical or mental impairment which is considered a permanent disability under the terms of the Defined Benefit Pension Plan.

        3.11    Effective Date.    The "Effective Date" of this restated Plan shall be January 1, 1996, provided, however, an Employer by a separate schedule to this Plan may make this Plan applicable to its employees on such date or dates as are specified in such schedule.

        3.12    Employer.    The word "Employer" shall mean HUNTSMAN CORPORATION, a Utah corporation.

        In addition, unless the context indicates otherwise, as used in this Plan the term "EMPLOYER" shall also mean and include any other Affiliate of Huntsman Corporation that has been granted permission by the board of directors of Huntsman Corporation to participate in this plan. This permission shall be granted under such conditions and upon such conditions as the board of directors of Huntsman Corporation deems appropriate. By a separate schedule, an adopting employer shall set forth the manner in which this Plan will apply to its participating employees. The following entities are participating employers:

    Huntsman Chemical Corporation (formerly the plan sponsor)
    Huntsman Polypropylene Corporation (now merged into Huntsman Corporation)
    Huntsman Petrochemical Corporation (formerly Huntsman Corporation)
    [Huntsman Purchasing Ltd]

The obligations of an Employer hereunder shall be limited to the employees of that Employer participating in this Plan.

        3.13    Member.    The word "Member" means only an executive of the Employer who is specifically designated as a Member. The designation shall specify the date as of which the executive becomes a Member of the Plan. The Chairman and the Chief Operating Officer of the Employer or either of them, shall have full discretion to adjust the status of any individual that is an employee of that Employer for purposes of this Plan (whether to include an employee or to remove an employee). In the event an individual ceases to be a Member of the Plan, any rights earned under this Plan prior to the change in status shall be paid to the individual at such time as it would otherwise have been, but for the change in status, under the terms of this Plan.

        3.14    Money Purchase Pension Plan.    The words "Money Purchase Pension Plan" mean the Huntsman Money Purchase Pension Plan, and any predecessor or successor to that Plan.

        3.15    Money Purchase Pension Plan Member.    The words "Money Purchase Pension Plan Member" shall mean any Member of this Plan who is participating in the Money Purchase Pension Plan.

        3.16    Money Purchase Pension Plan Past Service.    The words "Money Purchase Pension Plan Past Service" mean the service with a predecessor employer of a Member for which the Board of Directors of the Employer grants credit under this plan.

        3.17    Plan.    The word "PLAN" shall mean the Supplemental Executive Retirement Plan set forth in and by this document, as the same may be amended from time to time.

        3.18    Plan Administrator.    The words "Plan Administrator" shall mean the person or entity designated by the President of [HUNTSMAN CORPORATION] to administer this Plan. In the absence of an effective designation, it shall mean the President of [HUNTSMAN CORPORATION].

        3.19    "Reasonable Cause" means any of the following, with respect to the Member's position with the Employer:

          (a)   Gross negligence, fraud, dishonesty or willful violation of any law or material violation of any significant Employer policy, committed in connection with the position and resulting in a material adverse effect on the Employer; or

          (b)   Failure to substantially perform (for reasons other than medically determinable disability) the duties reasonably assigned or appropriate to the position, in a manner reasonably consistent with prior practice;

provided, however, that the term "Reasonable Clause" shall not include ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if the Member has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to the position.

        3.20    Termination Date.    The words "Termination Date" means the date the Member ceases to render services to the Employer and all Affiliates for any reason whatsoever, voluntary or involuntary, other than be reason of death.

        3.21    Vested Money Purchase Pension Plan Member.    The words "Vested Money Purchase Pension Plan Member" shall mean:

          (a)   a Money Purchase Pension Plan Member who is credited with ten or more Years of Service;

          (b)   a Money Purchase Pension Plan Member who experiences a Termination Date on account of death or Disability; or

          (c)   a Money Purchase Pension Plan Member whose employment is terminated by the Employer without Reasonable Cause.

Solely for purposes of the benefit attributable to Money Purchase Pension Plan Past Service that is being provided by this Plan, a Vested Money Purchase Pension Plan Member shall include any Money Purchase Pension Plan Member.

        3.22    Vested Defined Benefit Pension Plan Member.    The words "Vested Defined Benefit Pension Plan Member" shall mean:

          (a)   a Defined Benefit Pension Plan Member who is credited with ten or more Years of Service;

          (b)   a Defined Benefit Pension Plan Member who experiences a Termination Date on account of death or Disability; or

          (c)   a Defined Benefit Pension Plan Member whose employment is terminated by the Employer without Reasonable Cause.

Solely for purposes of the benefit attributable to Defined Benefit Pension Plan Past Service that is being provided by this Plan, a Vested Defined Benefit Pension Plan Member shall include any Defined Benefit Pension Plan Member.

        3.23    Year of Service.    The words "Year of Service" means a year of service as that term is defined under the Defined Benefit Pension Plan, taking into account, however, only actual service with the Employer or an Affiliate of the Employer, and disregarding service for a prior employer credited under the Defined Benefit Pension Plan if that prior employer is not (and was not) an Affiliate of the Employer.

ARTICLE IV

DEFINED BENEFIT PENSION PLAN SUPPLEMENTAL BENEFIT

        4.1    Benefit.    A Vested Defined Benefit Pension Plan Member (or in the case of death benefits, the Beneficiary of a Vested Defined Benefit Pension Plan Member) who becomes eligible to receive benefits under the Defined Benefit Pension Plan on or after the Effective Date of this Plan shall be entitled to a benefit under this Plan equal to the positive difference, if any, between (a) and (b) below:

          (a)   The benefit that would have been received under the Defined Benefit Pension Plan if the benefit under the Defined Benefit Pension Plan were calculated (i) by including the Defined Benefit Pension Plan Past Service of the Member, (ii) by taking into account the Compensation of the Member for each year that compensation is taken into account under the Defined Benefit Pension Plan and (iii) without taking into account the limitations of Code Sections 415 and 401(a)(17).

          (b)   The benefit calculated under the provisions of the Defined Benefit Pension Plan taking into account the applicable provisions of the law.

The determination of the benefits payable to the Member under this Article and any present value determinations shall be made by an actuary using the assumptions and methods used under the Defined Benefit Pension Plan for similar determinations. To the extent the Vested Defined Benefit Plan Member is entitled to receive benefits under more than one plan that is a Defined Benefit Pension Plan hereunder, the Plan Administrator shall determine the manner in which the benefit hereunder shall be determined as to each Defined Benefit Pension Plan so as to accomplish the intent of this Plan without providing duplicate benefits for the same service.

        4.2    Payment of Benefits.    Benefits payable under this Article IV shall be paid beginning as of the date you first became eligible to begin receiving a normal retirement benefit from the Defined Benefit Pension Plan; provided, however, you may change the date as of which the benefit becomes payable by submitting a written request to the Plan Administrator. The change will not be effective unless the Plan Administrator, in its sole discretion, approves the proposed date, the proposed date is the date as of which benefits will commence to the Member under the Defined Benefit Pension Plan and the request is received at least 30 days prior to the Termination Date. The normal form of the benefit is a life annuity for the life of the Member, payable monthly. The amount due the Member shall be paid in one of the following forms as selected by the Member in writing (which if it is not the normal form shall be the actuarial equivalent of the benefit expressed in the normal form):

          (a)   An annuity over the life of the Member; or

          (b)   An annuity for the life of the Member with payments guaranteed for 120 months, which payments during the guaranteed period shall be paid to the beneficiary of the Member designated in writing by the Member to receive such benefits in the event of the prior death of the Member. If the beneficiary dies after he is eligible to receive benefits, the commuted value of such benefits the beneficiary would otherwise receive shall be paid to the estate of the beneficiary. If the beneficiary dies before he is eligible to receive benefits and no other beneficiary has been designated in writing by the Member, the commuted value of such benefits otherwise payable to a beneficiary shall be paid to the estate of the Member.

          (c)   A joint and survivor annuity with an annuitant designated by the Member prior to the time benefits start to be paid to the Member under which a reduced amount shall be paid to the Member for his life, and his joint annuitant, if surviving at the Member's death, shall be entitled to receive thereafter a lifetime survivorship pension in a monthly amount equal to 50 or 100 percent (as designated by the Member prior to the time benefits start to be paid to the Member) of the amount which had been payable to the Member.

In the event the Member makes no election as to the form of payment, the benefits of the Member shall be paid to the Member in the form of a life annuity. Notwithstanding the foregoing, in the event the present value of the benefits under this Article with respect to a Defined Benefit Pension Plan do not exceed $25,000, such benefits shall be paid in the form of a single lump sum payment to the Member without regard to the form of payment elected by the Member.

        Any death benefits payable under this Plan on account of the death of a Member prior to the commencement of benefits under this Plan shall be paid to the spouse of the Member in the form of an annuity over the life of the spouse; provided, however, in the event the present value of the benefits under this Article with respect to a Defined Benefit Pension Plan do not exceed $25,000, the benefits shall be paid in the form of a single lump sum payment to the spouse of the Member. There are no preretirement death benefits under this plan for a Member who is not married on the date of death.

        4.3    Change in Form of Payment.    A Member may change his/her election of the form of payment by submitting an election form to the Plan Administrator at least 30 days prior to the Commencement Date; provided such election shall not be effective unless the Plan Administrator, in its sole discretion, approves the form of payment selected.

ARTICLE V

MONEY PURCHASE PENSION PLAN SUPPLEMENTAL BENEFIT

        5.1    Benefits.    A Vested Money Purchase Pension Plan Member shall be entitled to a benefit under this Plan equal to the sum of (a) and (b) below:

          (a)   The positive difference, if any, between (1) and (2) below:

            (1)   The sum of the annual contribution allocations that would have been credited to the account of the Money Purchase Pension Plan Member for each Plan Year if those allocations had been made under the Money Purchase Pension Plan (i) by taking into account the Money Purchase Pension Plan Past Service of the Member, (ii) by taking into account the Compensation of the Member for the Plan Year, and (iii) without taking into account the limitations of Code Sections 415 and 401(a)(17).

            (2)   The sum of the annual contribution allocations that have been credited to the account of said Money Purchase Pension Plan Member under the Money Purchase Pension Plan for each Plan Year in accordance with the terms of the Money Purchase Pension Plan.

          (b)   The amount that would have been earned if the positive difference, if any, for each Plan Year determined under Section 5.1(a) above had been set aside on the last day of the Plan Year (or on a quarterly basis during the Plan Year under rules established by the Plan Administrator for a Member during the period such Member is not entitled to participation at the highest contribution level in the Money Purchase Pension Plan) in an account that under rules established by the Plan Administrator in its discretion had earned an investment return for the applicable period equal to the investment return for the investments selected in advance by the Member from those made available by the Plan Administrator, or to the extent no selection has properly been made, by crediting the account with the rate of return for the applicable period of a fixed income fund selected in its sole discretion by the Plan Administrator. The Plan Administrator shall prescribe such rules as it deems necessary or appropriate regarding the crediting of earnings and the adjustments to be made in the way the earnings are credited to the accounts to reflect the timing of investment elections made by the Member and the timing of amounts being credited or debited to the accounts. The account of a Member shall be debited with the amount paid to or on behalf of the Member under this Plan.

        5.2    Statement of Accounts.    The Plan Administrator shall provide to each Member within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Plan Administrator selects setting forth the balance in the account of the Member as of the last day of the Plan Year just ended.

        5.3    Accounting Device Only.    The account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Member under this Plan. The account shall not constitute or be treated as a trust fund of any kind.

        5.4    Benefit Payment.    A Member shall be entitled to a payment equal to the amount credited to his/her account as of the Commencement Date. The payment shall commence to be paid within 60 days of the Commencement Date.

        5.5    Form of Payment.    The amount due the Member shall be paid in one of the following forms as elected by the Member in writing:

          (a)   single lump sum payment;

          (b)   a life annuity purchased for an amount equal to the amount credited to the account from a legal reserve life insurance company;

          (c)   a joint and survivor annuity purchased for an amount equal to the amount credited to the account from a legal reserve life insurance company; or

          (d)   installments over a period certain selected by the Member that does not exceed 10 years.

        In the event payment is made in installments, the account used to measure the amount due the Member shall continue to be adjusted for interest under rules prescribed by the Plan Administrator as provided in Section 5.1(b). In the event no form of payment is elected, the amount due the Member shall be paid in a form of installments over a 10 year period. Notwithstanding the foregoing, in the event the amount due the Member under this Article does not exceed $25,000, such benefits shall be paid in the form of a single lump sum payment to the member without regard to the form of payment elected by the Member.

        5.6    Requirements for Valid Election as to Form of Payment.    An election of a Member as to the form of payment (other than an election made at the time the Member became a Member of this Plan) shall not be valid (I) unless submitted in writing to the Plan Administrator at least 30 days prior to the Commencement Date and (ii) unless the Plan Administrator, in its sole discretion, approves the form of payment selected.

        5.7    Payment to Beneficiary.    In the event a Member dies before receiving his/her full benefit under this Article, the Employer shall pay any remaining amount due on behalf of the Member hereunder to the Beneficiary of the Member. Such payment shall be in the form of a single cash payment and shall be paid within 60 days of the date of death. A Member may designate a Beneficiary on the form prescribed by and delivered to the Plan Administrator. If no Beneficiary is properly designated under this Plan, then the Beneficiary shall be the person entitled under the terms of the Money Purchase Pension Plan to receive any death benefits payable under the Money Purchase Pension Plan on account of the death of that Member. If there is no Beneficiary after application of the foregoing provisions of this Section, then the payment shall be made to the estate of the Member.

        5.8    Payment of Benefits Accrued to September 30, 2001.    Notwithstanding anything in this Article V to the contrary, the amount credited to the account of each Participant under this Article V as of September 30, 2001 (as adjusted for any prior distribution or distributions) shall be paid to the Participant in a single cash payment as soon as reasonable practicable following September 30, 2001. Thereafter, any reference in this Plan to the account or the benefits of any participant under Article V shall mean only the amounts that have been credited to the participant under this Article V for the period from and after October 1, 2001.

ARTICLE VI

CHANGE OF CONTROL BENEFIT

        In the event of the Change of Control, this Plan shall terminate as of the date of the Change of Control and no further benefits shall be paid under this Plan except as provided in this Article VI. Each Member (and the Beneficiary of any deceased Member) shall be entitled to receive the present value of the benefits payable under this Plan, calculated as follows:

          (a)   In the case of the benefits provided by Article IV, the present value shall be determined as an immediate lump sum payment equal to the present value of the benefit payable under this Plan, calculated using the actuarial factors applicable to the Defined Benefit Pension Plan, as follows:

            (1)   For Members employed by the Employer on the date of the Change of Control, the benefits shall be calculated as if the Member terminated employment on such date; and

            (2)   For Members (or Beneficiaries) already receiving benefits when the Change of Control occurs, only the remaining unpaid benefits shall be considered in calculating the amount payable under this Article VI.

          (b)   In the case of the benefits provided by Article V, the present value shall be the amount payable to the Member (or Beneficiary), if any, under the terms of Article V as of the date of the Change of Control.

The benefits payable under this Article VI shall be paid in the form of a single cash lump sum payment within 60 days of the date of the Change of Control.

ARTICLE VII

OTHER BENEFITS TAKEN INTO ACCOUNT

        For purposes of this Plan, the Employer shall take into account and credit against its obligations hereunder with respect to any Defined Benefit Pension Plan Member or Money Purchase Pension Plan Member (or the Beneficiary of such a Member), as the case may be, the actuarial value of any payments or benefits provided said Member that was intended to compensate said Member for benefits that could not be provided under the Defined Benefit Pension Plan or the Money Purchase Pension Plan, as the case may be, but are intended to be provided under this Plan. Any such payments or benefits shall be disregarded in calculating the compensation of a Member that is taken into account for purposes of calculating the unrestricted benefit or contribution allocation under Sections 4.1(a) or 5.1(a).

ARTICLE VIII

CLAIMS AND REVIEW PROCEDURES

        8.1    Claims Procedure.    The Plan Administrator shall notify the Member or beneficiary ("claimant") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Plan Administrator determines that a claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the claimant wishes to have the claim reviewed. If the Plan Administrator determines that there are special circumstances requiring additional time to make a decision, the Plan Administrator shall notify the claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

        8.2    Review Procedure.    If a claimant is determined by the Plan Administrator not to be eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant shall have the opportunity to have such claim reviewed by the Plan Administrator by filing a petition for review with the Plan Administrator within sixty (60) days after receipt of the notice issued by the Plan Administrator. Said petition shall state the specific reasons which the claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Plan Administrator of the petition, the Plan Administrator shall afford the claimant (and counsel, if any) an opportunity to present his or her position to the Plan Administrator orally or in writing, and the claimant (or counsel) shall have the right to review the pertinent documents. The Plan Administrator shall notify the claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the claimant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Plan Administrator, but notice of this deferral shall be given to the claimant. In the event of the death of a claimant, the same procedures shall apply to the claimant's beneficiaries.

ARTICLE IX

ADMINISTRATION OF THE PLAN

        9.1    Plan Administration.    The Plan Administrator shall have the full authority to interpret and construe the Plan and to issue such administrative procedures as it deems appropriate. The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Plan Administrator's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

        9.2    Amendment and Termination.

          (a)   The Employer may amend or terminate the Plan as it relates to the employees of that Employer at any time, provided, however, that no such amendment or termination shall adversely affect a benefit to which a terminated or retired Member or the Beneficiary of such Member is entitled prior to the date of such amendment or termination unless the Member becomes entitled to an amount equal to such benefit under another plan or practice of the Employer. The Plan Administrator may amend this Plan at anytime so long as the amendment does not materially increase the cost of the Plan to the Employer.

          (b)   During a period beginning April 1, 2005 and ending December 31, 2005, a participant may by written notice to the Plan Administrator elect to terminate participation in either the Defined Benefit Pension Plan Supplemental Benefit of Article IV of the Plan or the Money Purchase Pension Plan Supplemental Benefit of Article V of the Plan, or both. The termination of participation in part or all of the Plan as set forth in the notice shall be effective on the date of the written notice. Thereafter the participant shall no longer [accrue] any additional benefits under this Plan with respect to that portion of the Plan as to which the participant has terminated participation. The benefits of the participant with respect to that portion of the Plan as to which the termination of participation has occurred shall be determined as if a Change of Control has occurred as of the date of the notice and such benefits shall be paid to the participant in the time and manner set forth in Article VI.

        9.3    Payments.    The Employer will pay all benefits arising under this Plan. There shall be deducted from each payment any federal, state or local withholding or taxes or charges which may be required under applicable law as determined by the Employer. The benefits hereunder shall not be treated as compensation from the Employer for purposes of any other benefit plan or program of the Employer unless specifically designated as compensation in such other benefit plan or program.

        9.4    Non-assignability of Benefits.    The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Plan Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

        9.5    Status of Plan.    Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Member or for any other person or persons to whom benefits are to be paid pursuant to the terms of this plan, the Member's only interest hereunder being the right to receive the benefits set forth herein. To the extent any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

        9.6    Indemnification.    To the extent permitted by law, the Employer shall indemnify each member of the Board of Directors and any other employee of the Employer to whom duties are assigned with respect to this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties. This right of indemnification shall be in addition to any other right to which the Board or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased person.

        9.7    Reports and Records.    The Plan Administrator and those to whom the Plan Administrator has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

        9.8    Finances.    The costs of the Plan shall be borne by the Employer. The rights of the Member (or of his Beneficiary) to benefits under the Plan shall be solely those of an unsecured general creditor of the Employer. Any assets acquired by or held by the Employer or set aside in a trust set up by the Employer shall not be deemed to be held as security for the performance of the obligations of the Employer under this Plan. Notwithstanding the foregoing, to the extent under the terms of a trust set up by the Employer payments are made by the Trustee of said Trust to the Member with respect to benefits under this Plan, such payments shall satisfy the obligations of the Employer hereunder to the extent of the payments made.

        9.9    Nonguarantee of Employment.    Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Member, or as a right of any Member to be continued in employment of the Employer, or as a limitation on the right of the Employer to discharge any of its employees, with or without cause.

        9.10    Applicable Law.    All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not pre-empted by such laws, by the laws of the State of Utah.

        9.11    Headings.    The headings of Sections and Articles in this Plan are for convenience purposes only and shall in no way control or be used in the interpretation of the content of the Sections or Articles or this Plan as a whole.

        9.12    Number and Gender.    Where the context requires, the singular shall include the plural and the plural shall include the singular, and any gender shall include both other genders.

ARTICLE X

TRANSFER OF EMPLOYEES AMONG AFFILIATED COMPANIES

        The transfer of a Member from employment with the Employer to employment with an Affiliate shall not be deemed a termination of employment under this Plan. If the Affiliate is an Employer under this Plan, that Employer shall determine whether the Member shall continue to participate in this Plan as an employee of that Employer. Each Employer shall maintain the accounts or benefit for the Member that relates to the benefits earned as an employee of that Employer (based upon the manner in which the benefits under the underlying qualified plan to which the account or benefit relates are attributed among the employers as determined in its discretion by the Plan Administrator of this Plan); provided however, the Employers may agree among themselves to transfer the obligations among themselves so that the benefits under the Plan are paid through a single Employer.

        To the extent a succeeding Employer permits Employee to participate in this Plan, such Employer shall determine the extent to which the prior elections made by the Member shall continue to apply to the Member. In the event the Member is transferred to an Affiliate that does not participate in this Plan, the Member shall cease to participate in this Plan but the former Employer shall continue to maintain the accounts and benefits of the Member earned under this Plan until the benefits become payable to the Member hereunder.

Adopted this 29th day of December, 1997.

HUNTSMAN CHEMICAL CORPORATION
/s/ PETER R. HUNTSMAN President
PARTICIPATING EMPLOYERS:
HUNTSMAN CORPORATION for itself and as successor in interest by merger to HUNTSMAN POLYPROPYLENE CORPORATION
/s/ PETER R. HUNTSMAN President
HUNTSMAN PETROCHEMICAL CORPORATION
/s/ PETER R. HUNTSMAN President

FIRST AMENDMENT EXECUTED and EFFECTIVE as of December 1, 1998:
HUNTSMAN BENEFITS COMMITTEE
SECOND AMENDMENT EXECUTED as of December 17, 1998, EFFECTIVE December 17, 1998:
HUNTSMAN CHEMICAL CORPORATION
/s/ PETER R. HUNTSMAN President
HUNTSMAN CORPORATION
/s/ PETER R. HUNTSMAN President
THIRD AMENDMENT EXECUTED as of January 1, 2000 and EFFECTIVE January 1, 2000:
HUNTSMAN BENEFITS COMMITTEE
FOURTH AMENDMENT EXECUTED as of August 16, 2001, EFFECTIVE January 1, 2001:
HUNTSMAN BENEFITS COMMITTEE
FIFTH AMENDMENT executed as of September 26, 2001, EFFECTIVE September 30, 2001:
HUNTSMAN CORPORATION
By	/s/ WILLIAM CHAPMAN Vice President
HUNTSMAN PETROCHEMICAL CORPORATION
By	/s/ BRIAN V. RIDD
HUNTSMAN PURCHASING LTD.
By:	Huntsman Procurement Corporation, General Partner
/s/ SAMUEL SCRUGGS Vice President
SIXTH AMENDMENT executed as of April 21, 2005, EFFECTIVE January 1, 2005.
HUNTSMAN LLC
/s/ J. KIMO ESPLIN Executive Vice President

SCHEDULE FOR HUNTSMAN CHEMICAL CORPORATION

        This Plan is effective for designated employees of Huntsman Chemical Corporation beginning January 1, 1996. Some members have been granted Defined Benefit Pension Plan Past Service and Money Purchase Pension Plan Past Service for service with a prior employer for purposes of this Plan.

SCHEDULE FOR HUNTSMAN POLYPROPYLENE CORPORATION

        This Plan is effective for employees of Huntsman Polypropylene Corporation beginning January 1, 1996. Some members have been granted Defined Benefit Pension Plan Past Service and Money Purchase Pension Plan Past Service for service with a prior employer for purposes of this Plan.

SCHEDULE FOR HUNTSMAN CORPORATION
(formerly Huntsman Group Holdings Corporation)

        This Plan is effective for employees of Huntsman Corporation (formerly Huntsman Group Holdings Corporation) beginning February 1, 1996. Some members have been granted Defined Benefit Pension Plan Past Service and Money Purchase Pension Plan Past Service for service with a prior employer for purposes of this Plan.

SCHEDULE FOR HUNTSMAN PETROCHEMICAL CORPORATION
(formerly Huntsman Corporation)

        This Plan is effective for employees of Huntsman Petrochemical Corporation (formerly Huntsman Corporation) beginning January 1, 1996.

        For purposes of determining Years of Service under Section 3.23, notwithstanding the provisions of Section 3.23, the employees of Huntsman Petrochemical Corporation shall be credited with such service for Texaco and its affiliates credited to them under the Defined Benefit Pension Plan; provided, however, no more than 5 years of such service shall be taken into account for purposes of Section 3.23.

        For purposes of determining the benefit payable to an employee of Huntsman Petrochemical Corporation under Section 4.1, only up to 5 years of past service with Texaco and its affiliates shall be taken into account. [The Board of Directors in October of 1999 gave participants then in the Plan who were an employee of Texaco Chemical in April of 1994 at the time it became Huntsman Petrochemical Corporation credit for service with Texaco and its affiliates for purposes of determining the benefit of such participant under the defined benefit portion of this Plan.]

        For purposes of determining the benefit payable to an employee of Huntsman Petrochemical Corporation under Section 5.1, service for Texaco and its affiliates credited to him or her under the Money Purchase Pension Plan shall be taken into account. The Plan Administrator in its sole discretion shall determine the manner in which the benefits under this Plan are calculated for such employees so as to take into account only the past service authorized by these provisions of this Plan.

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  Exhibit 10.1
HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (As Amended through the Sixth Amendment)
HUNTSMAN SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
ARTICLE I NAME
ARTICLE II PURPOSE
ARTICLE III DEFINITIONS
ARTICLE IV DEFINED BENEFIT PENSION PLAN SUPPLEMENTAL BENEFIT
ARTICLE V MONEY PURCHASE PENSION PLAN SUPPLEMENTAL BENEFIT
ARTICLE VI CHANGE OF CONTROL BENEFIT
ARTICLE VII OTHER BENEFITS TAKEN INTO ACCOUNT
ARTICLE VIII CLAIMS AND REVIEW PROCEDURES
ARTICLE IX ADMINISTRATION OF THE PLAN
ARTICLE X TRANSFER OF EMPLOYEES AMONG AFFILIATED COMPANIES
SCHEDULE FOR HUNTSMAN CHEMICAL CORPORATION
SCHEDULE FOR HUNTSMAN POLYPROPYLENE CORPORATION
SCHEDULE FOR HUNTSMAN CORPORATION (formerly Huntsman Group Holdings Corporation)
SCHEDULE FOR HUNTSMAN PETROCHEMICAL CORPORATION (formerly Huntsman Corporation)